AMENDMENT TO

SECURITY AGREEMENT

Amendment to Security Agreement, dated as of July 27, 2012 (this "Amendment"), among Medytox Solutions, Inc., a Nevada corporation (the "Borrower"), Medytox Medical Management Solutions Corp., a Florida corporation ("Medytox Medical"), and Medytox Institute of Laboratory Medicine, Inc., a Florida corporation ("Medytox Laboratory"), in favor of Valley View Drive Associates, LLC, a New Jersey limited liability company ("Secured Party").

WHEREAS, the parties entered into that certain Security Agreement, dated as of December 6, 2011 (the "Existing Security Agreement");

WHEREAS, the parties desire to amend the Existing Security Agreement as provided in this Amendment; and

WHEREAS, the parties are simultaneously amending each of the Notes (as defined in the Existing Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

The Secured Party acknowledges that (i) the Borrower and certain of its subsidiaries have entered into that certain Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012 (as such agreement may be amended, restated, supplemented, amended and restated or otherwise modified from time to time, the "Senior Agreement"), with TCA Global Credit Master Fund, LP, as lender ("TCA"), and (ii) that all obligations owed by the Borrower and such subsidiaries to TCA pursuant to the Senior Agreement, and all liens and security interests granted to TCA pursuant to the Senior Agreement, are senior to and have first priority over any security interest of the Secured Party pursuant to the Existing Security Agreement as it may be amended, or otherwise.

2.

The Secured Party has filed financing statements with the Florida Secured Transactions Registry naming the Borrower, Medytox Medical and Medytox Laboratory as debtors, copies of which are attached hereto.  The Secured Party agrees promptly to file termination statements as to each such financing statement.  The Secured Party further agrees not to file any financing statement in Florida or any other jurisdiction naming any of the Borrower, Medytox Medical or Medytox Laboratory (or any affiliate) as a debtor, or otherwise seek to perfect its security interest, until all obligations to TCA under the Senior Agreement are satisfied.

3.

Except as provided in this Amendment the Security Agreement shall remain unchanged and in full force and effect.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.  This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

MEDYTOX SOLUTIONS, INC.

By: /s/ William Forhan

MEDYTOX MEDICAL MANAGEMENT SOLUTIONS CORP.

By: /s/ William Forhan

MEDYTOX INSTITUTE OF LABORATORY MEDICINE, INC.

By: /s/ William Forhan

VALLEY VIEW DRIVE ASSOCIATES, LLC

By: /s/ Richard Mendolia

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